Exhibit (p)(ix) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K





                               MTB GROUP OF FUNDS
                         MTB INVESTMENT ADVISORS, INC.

              CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

                               Table of Contents

I.    GENERAL STATEMENT

      A.    Compliance with Federal Securities
            Laws; Prohibited Actions__________

            1.    Compliance
            2.    Avoidance of manipulative practices

      B.    Fiduciary Duty

            1.    Avoidance of undisclosed conflicts
            2.    Spirit of the Code

      C.    Definitions

II.   REPORTING REQUIREMENTS

      A.    Initial Reporting Requirements

            1.    Security details
            2.    Account details
            3.    Date

      B.    Quarterly Reporting Requirements

            1.    Transactions
            2.    New Accounts
            3.    Date

      C.    Annual Reporting Requirements

            1.    Year-end information
            2.    Certification

      D.    Duplicate confirmations and statements

      E.    Not an admission




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
III. PURCHASES AND SALES: PRE-CLEARANCE; BLACKOUT PERIODS FOR PORTFOLIO MANAGERS AND ANALYSTS; HOLDING PERIOD

      A.    Pre-clearance

      B.    Blackout Periods

            1.    Conflicts with Managed Funds
            2.    Conflicts with Managed Accounts

      C.    Holding Period

            1.    30-day requirement
            2.    Disgorgement
            3.    Application

      D.    Prior Knowledge

IV.   SPECIAL SITUATIONS:  EXEMPTIONS; PROHIBITIONS

      A.    Exemptions

            1.    Exemptions from pre-clearance, blackouts and all reporting:
                  Non-volitional Accounts
            2. Exemptions from pre-clearance, blackout periods and quarterly (but not annual) reporting
            3.    Exemptions from pre-clearance and blackout periods only
            4.    Responsibility

      B.    Prohibitions

            1.    IPOs
            2.    Private Placements
            3.    Options, futures, short sales

V.    INDEPENDENT TRUSTEES: COVERED SECURITIES; SHARES OF MANAGED FUNDS

VI.   SANCTIONS

      A.    Identifying and Responding to Violations

            1.    Identification
            2.    Remedial action
            3.    Further considerations

      B.    Reporting

VII.  OTHER MATTERS

      A.    Implementation and Administration
      B.    Service Providers
      C.    Annual Report

VIII. GLOSSARY




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
                               MTB GROUP OF FUNDS
                         MTB INVESTMENT ADVISORS, INC.

              CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

      The MTB Group of Funds has adopted this Code of Ethics Regarding Personal Securities Trading pursuant to Rule 17j-1 under the Investment Company Act of 1940. MTB Investment Advisors, Inc. has adopted this Code of Ethics Regarding Personal Securities Trading as required by Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940.

I.    GENERAL STATEMENT

      (A)   Compliance with Federal Securities Laws; Prohibited Actions.

            (1) Compliance. All Access Persons must at all times comply with applicable federal securities laws.

            (2) Avoidance of manipulative practices. All Access Persons are prohibited from performing any of the following in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by a Managed Account:

                  (a) to employ any device, scheme or artifice to defraud a Managed Account;

                  (b) to make any untrue statement of a material fact to a Managed Account or omit to state a material fact necessary in order to make the statements made to a Managed Account, in light of the circumstances under which they are made, not misleading;

                  (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Managed Account; or

                  (d) to engage in any manipulative practice with respect to a Managed Account.

      (B)   Fiduciary Duty

            (1)   Avoidance of Undisclosed Conflicts.  Each Access Person must:

                  (a) place the Managed Accounts' interests ahead of his or her personal interests;

                  (b) avoid conflicts of interest that have not been disclosed or that are detrimental to interests of the Managed Accounts; and

                  (c) conduct his or her personal Securities transactions in a manner which does not interfere with Managed Account portfolio transactions or otherwise take unfair or inappropriate advantage of his or her relationship to a Managed Account.

            (2) Spirit of the Code. Every Access Person must adhere to these general fiduciary principles, and comply with the specific provisions of this Code. Technical compliance with the terms of this Code may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty to the Managed Accounts or a disregard of the spirit of this Code.

      (C) Definitions. Many important terms used in this Code are defined in the Glossary, and the reader is encouraged to refer to the Glossary as necessary.

II.   REPORTING REQUIREMENTS

      Every Access Person is required to submit reports of all accounts and any transactions in Covered Securities as indicated below. The Chief Compliance Officer will identify all Access Persons who are required to make reports and will inform those Access Persons of their reporting obligation. Reports must be submitted to the Chief Compliance Officer or his or her designee.

      (A) Initial Reporting Requirements. Not later than 10 calendar days after becoming an Access Person, each Access Person must report the following information (which must be as of a date, specified in the report, no more than 45 days prior to the date the person became an Access Person):

            (1) Security Details: the full name, exchange ticker symbol or CUSIP number, number of shares or principal amount, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            (2) Account Details: the name and address of any broker, dealer, bank, transfer agent or other financial services firm with which the Access Person maintained a Covered Account as of the date the person became an Access Person, and the account numbers; and

            (3)   Date: the date that the Access Person submits the report.

      (B) Quarterly Reporting Requirements. Not later than 30 calendar days after the end of each calendar quarter, each Access Person must report the following information:

            (1) Transactions. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                  (a) the date of the trade, the full name, exchange ticker symbol or CUSIP number, number of shares, principal amount, interest rate and maturity date, if applicable of each Covered Security involved;

                  (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (c)    the price at which the transaction was effected; and

                  (d) the name of the broker, dealer, bank, transfer agent or other financial services firm with or through which the transaction was effected.

            (2) New Accounts. With respect to any Covered Account opened or established by the Access Person during the quarter for the direct or indirect benefit of the Access Person:

                  (a) the name of the broker, dealer, bank, transfer agent or other financial services firm with which the Access Person established the Covered Account, and the account numbers; and

                  (b)    the date the Covered Account was established.

            (3)   Date: the date that the Access Person submits the report.

                  If there were no personal transactions in any Covered Security during the period, the quarterly report must contain a statement to that effect or the word "None".

      (C)   Annual Reporting Requirements

            (1) Year-End Information. Not later than February 14 of each year, each Access Person must report the following information (which must be as of December 31 of the immediately preceding year):

                  (a) the full name, exchange ticker symbol or CUSIP number, and number of shares or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (b) the name and address of any broker, dealer, bank, transfer agent or other financial services firm with which the Access Person maintains a Covered Account, and the account numbers; and

                  (c)    the date that the Access Person submits the report.

            (2) Certification. On an annual basis and within 10 calendar days of a request from the Chief Compliance Officer, each Access Person must: (i) certify that he or she has read this Code of Ethics; and (ii) acknowledge his or her understanding of and compliance with this Code and its requirements.

      (D) Duplicate Confirmations and Statements. Each Access Person must direct each broker, dealer, bank, transfer agent or other financial services firm identified in any initial, quarterly or annual report, in writing with a copy to the Chief Compliance Officer, to provide Adviser, in care of the Chief Compliance Officer, with a duplicate paper or electronic copy of each periodic statement for each Covered Account and of each confirmation of a Securities transaction in each Covered Account. The duplicate statements and confirmations must be sent to Adviser at the same time as they are sent to the Access Person.

      (E) Not an Admission. Any report required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

III. PURCHASES AND SALES: PRE-CLEARANCE; BLACKOUT PERIODS FOR PORTFOLIO MANAGERS AND ANALYSTS; HOLDING PERIOD

      (A) Preclearance. An Access Person must receive pre-clearance approval for each purchase or sale of a Covered Security in which the Access Person has a beneficial interest except as specifically provided below. Access Persons may request pre-clearance by submitting a Pre-Clearance Form, in the form prescribed by, and delivered to the person designated by, the Chief Compliance Officer. Pre-clearance may also be requested by means of an electronic system (if such a system has been approved for use by the Chief Compliance Officer), or by such other means as the Chief Compliance Officer may determine. Pre-clearance approval remains in effect until the end of the business day after approval is granted. For example, pre-clearance received on Friday would expire as of the close of business on Monday. If a pre-cleared trade is not executed by the end of the following business day, then the Access Person must obtain a new pre-clearance for the trade.

      The pre-clearance process will include a list of Covered Securities that Access Persons are prohibited from purchasing or selling.

      Notwithstanding the receipt of pre-clearance approval, any purchase or sale by any Access Person undertaken in reliance on this provision remains subject to any other applicable prohibitions set forth in this Code.

      (B) Blackout Periods. In addition to the pre-clearance requirement described above:

            (1) Portfolio Managers. No Portfolio Manager may buy or sell a Covered Security within seven (7) calendar days before or after the date that any Managed Account (including a Managed Fund) trades in that security.

            (2) Analysts. No Analyst may buy or sell a Covered Security within seven (7) calendar days before or after the date that the Analyst recommends a trade in that Covered Security for any Managed Account (including a Managed Fund).

      (C)   Holding Period.

            (1) 30-day Requirement. An Access Person may not purchase and sell the same Covered Security within any period of 30 consecutive calendar days, including shares of Managed Funds.

            (2) Disgorgement. If an Access Person violates this prohibition on short-term trading, then the Access Person must disgorge the profit (if any) from the offending purchase and sale, measured as the difference between the market prices on the sale date and the purchase date. The profit disgorged will be donated to the M&T Charitable Foundation.

            (3) Application. The restrictions of this Section apply to any purchase or sale of a Covered Security, including purchases and sales of shares of Managed Funds in any Covered Account, but do not apply to any other transaction that is exempt from the pre-clearance requirement.

      (D)   Prior Knowledge.

            An Access Person may not execute a personal transaction, directly or indirectly, in any Covered Security, and pre-clearance will not protect the Access Person from violating this Code, when he or she knows, or reasonably should have known in connection with his or her regular functions or duties, that the Covered Security is being considered for purchase or sale, or is being purchased or sold, by a Managed Account.

IV.   SPECIAL SITUATIONS: EXEMPTIONS; PROHIBITIONS

      (A)   Exemptions.

            (1)   Exemptions from pre-clearance, blackouts and all reporting:

                  (a) Non-volitional Accounts: An Access Person does not need to pre-clear, or make quarterly or annual reports with respect to, transactions and Covered Securities in any Non-volitional Account. The Access Person must initially report the existence of such an account and must provide the Chief Compliance Officer with reasonably detailed substantiation that the account is in fact a Non-volitional Account.

            (2) Exemptions from pre-clearance, blackouts and quarterly (but not annual) reporting: The following transactions are exempt from pre-clearance, blackouts and quarterly reporting, but holdings of Covered Securities resulting from these transactions still must be reported on annual reports:

                  (a)    Transactions in Automatic Investment Plans;

                  (b) Transactions in M&T Bank Corporation stock, including the receipt and exercise of employee stock options and the sale of option shares (M&T Bank Corporation insider trading policy may apply).

                  (c) The acquisition of Covered Securities through stock dividends, stock splits, mergers, spin-offs and similar corporate distributions and reorganizations applicable to all holders of the same class of securities.

                  (d)    Gifts or charitable donations of a Covered Security .

            (3) Exemption from pre-clearance and blackouts only: Pre-clearance and blackout periods do not apply to trades in shares of any (a) registered, open-end investment company, including Managed Funds, or (b) exchange-traded funds. However:

                  (i) the 30-day holding period applies to shares of Managed Funds;

                  (ii) transactions in shares of Managed Funds and exchange-traded funds must be reported quarterly; and

                  (iii) holdings of shares of Managed Funds and exchange-traded funds must be reported annually.

            (4) Responsibility. An Access Person is responsible for creating and maintaining reasonably detailed documentation of his or her satisfaction of the conditions of any exemption.

      (B)   Prohibitions.

            (1) IPOs. Access Persons may not acquire any Security in an Initial Public Offering. Subject to provisions of this Code, an Access Person may acquire a security that was the subject of an Initial Public Offering in a secondary market transaction.

            (2) Private Placements. Access Persons may not acquire any Security in a private placement or other limited offering without the express prior written approval of the Chief Compliance Officer.

            (3) Options, Futures, Short Sales. Access Persons may not buy or sell options or futures on, or engage in short sales of, any Security. Employee stock options acquired from M&T Bank Corporation are not subject to this prohibition.




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V.    INDEPENDENT TRUSTEES: COVERED SECURITIES; SHARES OF MANAGED FUNDS

      (A) Covered Securities other than shares of Managed Funds. An Independent Trustee who would be required to make reports solely by reason of being a trustee does not have to receive pre-clearance approval, does not have to make an initial or annual report, and does not have to make a quarterly report unless the trustee knew, or in the ordinary course of fulfilling his or her official duties as a Managed Fund trustee should have known, that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, a Managed Fund purchased or sold the Covered Security, or the Managed Fund or Adviser considered purchasing or selling the Covered Security.

      (B) Shares of Managed Funds. An Independent Trustee must report all holdings and transactions in the shares of Managed Funds, in the manner prescribed by the Chief Compliance Officer.

VI.   SANCTIONS

      (A)   Identifying and Responding to Violations.

            (1) Identification. The Chief Compliance Officer will review personal trading activity and trading records of Access Persons to identify possible violations, including:

                  (a) delay in reporting individual investments or investment accounts;

                  (b) failure to report individual investments or investment accounts;

                  (c)    filing false or incomplete reports;

                  (d)    failure to pre-clear individual trades; and

                  (e)    executing trades that violate provisions of this Code.

            (2) Remedial Action. Upon determining that a violation of this Code has occurred, the Chief Compliance Officer may recommend to the President of Adviser that sanctions be imposed. Sanctions may include:

                  (a)    oral or written censure;

                  (b)    suspension;

                  (c)    a fine, either nominal or substantial;

                  (d)    the unwinding of trades;

                  (e)    the disgorging of profits; or

                  (f) the recommendation that the employment of the violator be terminated.

            (3) Further Considerations. Sanctions listed above may be assessed individually or in combination. Prior violations by the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions. In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.

      (B) Reporting. All violations of this Code, any sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to senior management of the Adviser and to the Board of Trustees of a Managed Fund, or its Audit Committee, at least quarterly.

VII.  OTHER MATTERS

      (A) Implementation and Administration. The Chief Compliance Officer, acting on the advice of counsel (which may include internal counsel) if necessary and in a manner consistent with applicable law and regulation, is authorized to implement, administer and interpret this Code. This authorization includes (by way of illustration and not limitation):

            (i) the authority to establish procedures and forms for reporting, pre-clearance, record-keeping and similar matters;

            (ii) the authority to implement other permissible reporting exemptions;

            (iii) the authority to respond to questions from Access Persons and to interpret and apply the Code to personal trading situations not specifically mentioned in the Code.

      (B) Service Providers. The Chief Compliance Officer is authorized and directed to request reports from the principal underwriter, Adviser and each sub-adviser of a Managed Fund of a violation of such person's code of ethics regarding personal trading, where the violation relates to a Managed Fund.

      (C) Annual Report. The Chief Compliance Officer will review this Code at least annually in light of legal and business developments and experience in implementing and administering the Code. The Chief Compliance Officer will prepare an annual report to the Board of Trustees of the Managed Funds (in addition to any more frequent reports requested by the Trustees) that will:

            (i) describe issues that arose and violations that occurred during the prior year, how the issues and violations were resolved;

            (ii) recommend changes to this Code based on the prior year's experience, evolving industry practices, and developments in applicable law or regulations; and

            (iii) include a signed certification to the Trustees that procedures have been adopted that are designed to prevent Access Persons from violating this Code.

VIII. GLOSSARY

      The "1940 ACT" means the Investment Company Act of 1940, as amended.

      "ACCESS PERSON" means:

            (a) each trustee, director, officer and general partner of a Managed Fund;

            (b)   each director, officer and partner of Adviser;

            (c)   any employee of a Managed Fund or of Adviser:

                  (i) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Managed Account, or whose functions relate to the making of any recommendations (public or nonpublic) with respect to such purchases or sales; or

                  (ii) who has access to nonpublic information regarding the purchase or sale of Covered Securities by a Managed Account, or nonpublic information regarding the portfolio holdings of any Managed Fund; or

                  (iii) any other natural person in a control relationship to a Managed Fund or to Adviser who obtains information concerning recommendations made to a Managed Account with regard to the purchase or sale of Covered Securities by the Managed Account;

            (d) any employee of an affiliate of Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Managed Account, or whose functions relate to the making of any recommendations (public or nonpublic) with respect to such purchases or sales; and

            (e) Any director, officer or general partner of a principal underwriter of a Managed Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by such Managed Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Managed Fund regarding the purchase or sale of Covered Securities; provided, that any Access Person who is an employee or an "interested person" (as that term is defined in the 1940 Act) of the principal underwriter will be subject to the provisions of the principal underwriter's code of ethics and not this Code.

                  Trading by an Access Person's household members will generally be attributable to the Access Person. If non-family members also reside in the household, the Access Person must certify annually that the Access Person has no influence on the investment decisions of the non-family member, or the Access Person must report the non-family member as an Access Person.

      The Chief Compliance Officer will maintain a list of Access Persons and will update that list periodically.

      "ADVISER" means  MTB Investment Advisors, Inc.

      "ANALYST" means an Access Person who regularly provides information and advice about specific securities held by, or to be purchased or sold for, a Managed Account (including a Managed Fund).

      "AUTOMATIC INVESTMENT PLAN" means a program in which regular, periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan and 401(k)-type retirement savings plans and employee stock ownership plans.

      "BENEFICIAL OWNERSHIP" will be attributed to an Access Person in all instances where the Access Person: (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); or (ii) possesses voting power (including the power to vote or to direct the voting of) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. "Beneficial ownership" will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

      "CHIEF COMPLIANCE OFFICER" means the current Chief Compliance Officer of The MTB Group of Funds or his or her designee. (In situations that might involve the Chief Compliance Officer, the position of Chief Investment Officer will be substituted)

      "CHIEF INVESTMENT OFFICER" means the current Chief Investment Officer of the Adviser or his or her designee. (In situations that might involve the Chief Investment Officer, the position of Chief Compliance Officer will be substituted).

      "CONTROL" means the power to exercise a controlling influence over the management or policies of another person, unless such power is solely the result of an official position with such person. Any person who owns beneficially, either directly or indirectly, more than 25% of the voting securities of a person shall be presumed to control such person. A natural person shall be presumed not to be controlled by another person.

      "COVERED ACCOUNT" means any securities account held at a broker, dealer, bank, transfer agent or other financial services firm in which an Access Person has any direct or indirect beneficial interest, or over which an Access Person has any investment discretion or other control or influence.

      "COVERED SECURITY" means and includes any Security, or interest in a Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; shares of closed-end investment companies and exchange-traded funds; investments in unit investment trusts; and any related instruments and securities. "Covered Security" includes any investment whose value is based on, or derived from, the value of a Covered Security, including convertible securities, synthetic or structured securities, and derivative securities such as futures, options and swaps.

            "Covered Security" does not include:

            (i)   direct obligations of the Government of the United States or
U. S. Government Agencies (regardless of their maturities);

            (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

            (iii) shares of registered open-end investment companies other than Managed Funds.

      "INDEPENDENT TRUSTEE" means a trustee of a Managed Fund who is not an "interested person," as such term is defined in the 1940 Act, of the Managed Fund.

      "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      "MANAGED ACCOUNT" means:

      (a)   each Managed Fund; and

      (b)   each other client account advised by the Adviser.

      "MANAGED FUND" means each investment company registered under the 1940 Act (and each series or portfolio of such company) that is advised or sub-advised by Adviser, but excluding any money market funds.

      "NON-VOLITIONAL ACCOUNT" means an account over which the Access Person has no direct or indirect influence or control. An Access Person establishing a Non-volitional Account must certify and acknowledge, in writing, the absence of direct or indirect influence or control. If a Non-volitional Account is actively managed by a third party, the Access Person must obtain from the third party a certification and acknowledgement that the Access Person may not, and in fact does not, directly or indirectly exercise influence or control of investment decisions for the Non-volitional Account.

      "PORTFOLIO MANAGER" meansan Access Person with direct, individual or shared responsibility and authority for making investment decisions for a Managed Account (including a Managed Fund). "Portfolio Manager" includes employees of Adviser who engage in trading activities on behalf of Managed Accounts.

      "PRIVATE PLACEMENT" or "LIMITED OFFERING" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

      "PURCHASE OR SALE OF A COVERED SECURITY" means any acquisition or disposition of a Covered Security for value, whether in cash or in kind and whether tangible or intangible and includes, among other things, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

      "SECURITY" has the meaning set forth in Section 2(a)(36) of the 1940 Act. This term encompasses almost all financial instruments traded in organized markets, and may include financial arrangements that on their face do not resemble commonly traded financial instruments. An Access Person with a question about a particular financial instrument or arrangement should seek guidance from the Chief Compliance Officer.




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